UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2007

Exact Name of Registrant as Specified in
	Charter, State of Incorporation, Address of	IRS Employer
Commission	Principal Executive Offices and Telephone	Identification
File Number	Number	No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

1-2198	The Detroit Edison Company	38-0478650
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     DTE Energy Company (“DTE Energy”) today issued 2008 operating earnings guidance of $2.70 to $3.10 per diluted share and reaffirmed 2007 operating earnings guidance, excluding synthetic fuels, of $2.50 to $2.65 per diluted share.
     DTE Energy also announced 2008 operating earnings guidance for each of its business segments including The Detroit Edison Company (“Detroit Edison”), which is $340 million to $370 million.
     For a detailed discussion of these announcements and a breakdown of DTE Energy’s 2008 operating earnings guidance for each of DTE Energy’s business segments, please see DTE Energy’s Press Release dated December 14, 2007, attached as Exhibit 99.1.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.
Item 9.01. Exhibits
(d) Exhibits
99.1 Press Release of DTE Energy Company dated December 14, 2007
Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” sections in DTE Energy’s and Detroit Edison’s 2006 Form 10-K and their 2007 quarterly reports on Form 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison that discuss important factors that could cause DTE Energy’s and Detroit Edison’s actual results to differ materially. DTE Energy and Detroit Edison expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: December 14, 2007	DTE ENERGY COMPANY (Registrant)

/s/Peter B. Oleksiak

Peter B. Oleksiak
Vice President and Controller

THE DETROIT EDISON COMPANY
(Registrant)

/s/Peter B. Oleksiak

Peter B. Oleksiak
Vice President and Controller

Exhibit Index

99.1	Press Release of DTE Energy Company dated December 14, 2007